EXHIBIT 99.1


                            ARTRA GROUP INCORPORATED
                               500 Central Avenue
                              Northfield, IL 600093

                                 April 19, 1999

Don Haidl, President
Nationwide Auction Systems
19800 MacArthur Boulevard
Suite 8800
Irvine, CA 92619


         Re: Proposed Purchase of All Outstanding Common Stock of Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., d/b/a Nationwide Auction Systems



Gentlemen:

         This letter of intent summarizes some but not all of the principal terms and conditions upon which Don Haidl ("Haidl") and Corey P. Schlossmann (collectively the "Stockholders") will agree to sell to Artra Group Incorporated ("Artra") all of the outstanding Common Stock of Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc. (together, the "Company").

         1. Sale of Stock. Subject to the terms and conditions hereof, Artra either directly or through an affiliated entity (the "Buyer") will purchase from the Stockholders, and the Stockholders will sell to the Buyer, all of the outstanding Common Stock of the Company (the "Common Stock"). Artra agrees that neither Artra nor the Buyer will make an election under Section 338 of the Internal Revenue Code with respect to the transaction; provided, however, that the Stockholders have agreed that they are willing to have discussions of terms upon which they might consent to a Section 338 election. The purchase price for the Common Stock will be as follows:

         (a) 1,570,000 shares of Artra Common Stock, to be issued in a private transaction under an exemption from registration under the Securities Act of 1933 (the "Securities Act");

         (b) $10.8 million in cash; and

         (c) an unsecured note (the "Note") executed by Artra or guaranteed by Artra if it is not the Buyer in the principal amount of $14 million, payable in three installments as follow: $3.5 million on the 180th day after the closing date of the transaction, $3.5 million on the first anniversary of the closing date of the transaction, and $7 million on the second anniversary of



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the closing date of the transaction. The Note shall bear interest at the rate of to per annum, and accrued interest shall be payable quarterly. Artra agrees that the assets of the Company will not be encumbered until the Note has been repaid in full. It is Artra's intent not to issue any debt of Artra or any of its subsidiaries in connection with the Agreement and Plan of Merger among Artra, WorldWide Web NetworX Corporation, NA Acquisition Corporation and WWWX Merger Subsidiary, Inc. (the "WWWX Agreement").

Notwithstanding the foregoing however:

         (y) if the average closing sale price of Artra's Common Stock during the five trading days immediately prior to the closing date (the "Average Price") is less than $10 per share, the principal amount of the Note shall be increased by an amount determined by (i) subtracting the Average Price from $10 and (ii) multiplying the remainder by 1,570,000.

         (z) it; at any time while the Note is outstanding, Artra shall effect a sale of shares of its Common Stock to the general public pursuant to an effective registration statement under the Securities Act pursuant to which Artra receives net proceeds of at least $30 million: (i) the Note shall be prepaid in full within 30 days after the closing of such public offering and
(ii) the Stockholders shall be permitted to sell up to 15% of the Artra shares issued in the transaction that continue to be held by them but have not been cleared for trading on the first closing date of such public offering notwithstanding the restrictions set forth in Section 3 of this letter of intent.

Prior to the closing of the transaction, the business of the Company will be conducted in the ordinary course consistent with past practice, and, except as provided in Section 11, no dividend or other distribution shall be made by the Company. The Stockholders shall continue to hold all of the outstanding shares of the Company's capital stock.

         2. Board Seat. Upon the closing of the transaction, the Board of Directors of Artra shall appoint Haidl or a designee of Haidl who is reasonably acceptable to Artra as a member of Artra's Board of Directors.

         3. Registration Rights. Artra shall file a registration statement covering the sale by the Stockholders of the 1,570,000 Artra shares to be issued in the transaction within 60 days after the closing under the WWWX Agreement and shall use its best efforts to keep such registration statement in effect until the second anniversary of the closing date of the transaction. Notwithstanding such registration however, and subject to Section 1(z) hereof, the Stockholders agree that (i) they may sell only 400,000 of the Artra shares issued in the transaction pursuant to such registration statement until such time, if any, as the closing price of Artra's Common Stock reaches $20 per share and continues to close at that level for at least ten successive trading days, whereupon the Stockholders may sell an additional 100,000 of the Artra shares, and (ii) the number of Artra shares that the Stockholders may thereafter sell shall be increased by



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April 19, 1999




100,000 shares each time the closing price of Artra's Common Stock increases by an additional $10 per share and continues to close at that level for ten successive trading days. All restrictions imposed by this Section 3 shall expire on the first anniversary of the closing date of the transaction.

         4. Access to Information and Confidentiality. The Stockholders and the Company will give to Artra, and to its employees, counsel, accountants, potential financing sources and other representatives, access to all properties, books, contracts, documents and records with respect to their affairs as Artra may reasonably request in connection with matters relating to the transaction. Artra will give to the Stockholders and the Company, and to their employees, counsel, accountants and other representatives, such information regarding Artra and the Buyer as the Stockholders may reasonably request in connection with matters relating to the transaction. Each party will ensure that all confidential information that such party or any of their respective officers, directors, employees, counsel, accountants, potential financing sources or other representatives may now possess or may hereafter obtain relating to the other party or any constituent entity of the Company shall not be published, disclosed or made accessible by any of such persons to any other person at any time or used by any of such persons for any purpose other than in connection with the structuring and negotiation of the transaction. Neither Artra, the Stockholders nor the Company shall make any announcement or disclosure of the transaction, this letter of intent or the negotiations hereunder unless the other party shall have consented thereto in writing, except as shall be reasonably necessary to secure any required approvals and consents and except that Artra may take such actions as it believes it is obligated to take as a public company to meet its disclosure obligations. The parties acknowledge that any breach by a party of the foregoing confidentiality agreements will result in irreparable and continuing damage to the other party for which there is no adequate remedy at law; and each party agrees that, in the event of any breach of such agreements, the other party shall be entitled to injunctive relief and to such other and further relief, including damages, as may be proper.

         5. Negotiation of Definitive Agreement. Upon the acceptance of this letter of intent by the Stockholders and the Company, the Stockholders, the Company and Artra each agree promptly to proceed to negotiate in good faith a definitive agreement, and other documents contemplated hereby (collectively the "Definitive Agreement"), which will reflect more specifically the understandings outlined in this letter of intent as well as other matters, issues, terms and/or conditions not contained herein. The Definitive Agreement shall, among other terms:

         (a) contain such terms, conditions, covenants, representations, warranties, indemnifications and other provisions as each of the parties believes are necessary or appropriate to safeguard the respective interests of the parties;

         (b) provide that the Stockholders will enter into five-year noncompete agreements with Artra and, as applicable, the Buyer;


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April 19, 1999




         (c) provide that certain key employees of the Company, as determined by Artra during its due diligence examination, will enter into employment, noncompete and nonsolicitation agreements with the Buyer, but not as a condition of closing of the transaction by the Stockholders, and the failure to obtain the agreements shall not give rise to any liability by the Stockholders or the Company;

         (d) provide that the Stockholders will own lOO% of the Company's outstanding capital stock on the closing date; and

         (e) provide that the obligations of the parties to consummate the purchase of the Common Stock shall be subject to a number of conditions, including (i) completion by each party, to its sole satisfaction, of its business and legal due diligence examination and analysis, (ii) approval of the Definitive Agreement by the board of directors of Artra, (iii) receipt by the Stockholders, the Company, Artra and the Buyer of any required approvals from governmental and regulatory agencies on terms acceptable to the parties, (iv) receipt by the Stockholders, the Company Artra and the Buyer of all necessary consents from third parties, and (v) no material adverse change having occurred with respect to the financial condition, business operations or prospects of the Company, Artra or the Buyer.

         6. Exclusivity. In consideration of the undertaking by Artra of substantial legal, accounting and other expenses related to the purchase and sale of the Common Stock, each of the Stockholders and the Company each hereby agrees that, until the earlier to occur of May 16, 1999 or the termination of this letter of intent, each of them will, and will cause all of the directors, officers, employees, representatives and agents of the Company to, immediately cease and cause to be terminated any discussions or negotiations with any third parties conducted heretofore with respect to any merger, sale of assets (Other than in the ordinary course of business consistent with past practice), sale of material equity interests or subordinated debt or other business combination involving the Company or any constituent entity (a "Third Party Acquisition"), except to the extent expressly permitted by Artra in writing. In addition, each of the Stockholders and the Company hereby agrees that, until the termination of this letter of intent, none of them shall, nor permit any of the directors, officers, employees, representatives or agents of the Company to, directly or indirectly: (a) solicit or initiate discussions or negotiations with any person other than Artra concerning a Third Party Acquisition, or (b) otherwise solicit or initiate inquiries or the submission of any proposal contemplating a Third Party Acquisition. Each of the Stockholders and the Company agrees that it will immediately notify Artra orally and in writing of any such inquiries or proposals.

         7. Expenses. The Stockholders and the Company on the one hand and Artra on the other hand shall each bear their own respective costs and expenses, including the costs of their respective counsel accountants, financial advisors and other representatives relating to this letter



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April 19, 1999



of intent. The parties agree that all compensation payable to Joe Kowal shall be the sole obligation of the Stockholders

         8. No Binding Agreement Regarding the Transaction. This letter of intent constitutes only a statement of the current intentions of the parties and does not constitute a binding obligation, except to the extent expressly provided in this Section 8. No contract or agreement of any nature, express or implied, providing for or relating to the transaction shall be deemed to exist unless and until a Definitive Agreement has been executed and delivered by Artra, the Company, the Stockholders and any other necessary parties thereto. Unless and until such a Definitive Agreement has been executed and delivered by all such parties, neither the Company, the Stockholders, Artra, nor any other person, shall have any legal obligation of any kind whatsoever with respect to the transaction or the negotiation thereof by virtue of this letter of intent or any other written or oral expression with respect to the transaction. Notwithstanding the foregoing, Sections 4, 6, 7, 8, 9 and 10 of this letter of intent are agreed by Artra, the Stockholders and the Company to be fully binding on the parties hereto. Neither this Section 8 nor any other provision of this letter of intent may be waived or amended except by written consent of all parties, which consent shall specifically refer to this paragraph (or such other provision) and explicitly state such waiver or amendment. Each of the Stockholders, the Company and Artra represents that this letter of intent does not violate, breach, conflict with or otherwise contravene the provisions of any existing agreement, commitment or debt instrument of such party.

         9. Termination of Letter of Intent. This letter of intent shall expire at 5 p.m. (Eastern Time) on May 16, 1999 unless extended by the parties prior to that date. Sections 4, 7, 8 and 10 shall survive the termination of this letter of intent.

         10. Governing Law. This letter of intent is solely for the benefit of the Stockholders, the Company and Artra. The provisions of this letter of intent shall be governed by, and shall be interpreted under, the laws of the Commonwealth of Pennsylvania, without giving effect to such state s choice of law provisions.

         11. Certain Distributions. The Stockholders shall continue to receive Subchapter S distributions through closing date of the transaction consistent with prior practices.

         12. Buyer's Obligations. All provisions of Sections 4, 5, 7 and 8 herein that reference Artra shall also be applicable to Buyer; and Artra and Buyer shall be jointly and severally liable for the obligations of Artra and/or Buyer contained herein.


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         If you are in agreement with the foregoing,  please sign and return one copy of this letter of intent prior to 5 p.m. (Eastern Time) on April 20, 1999, in which event this letter will constitute our legally binding agreement with respect to the subject matter hereof to the extent provided herein.

                                               Very truly yours,
                                               ARTRA GROUP INCORPORATED
                                               By: /s/ Peter R. Harvey
                                                  --------------------

Title: President
      -----------


ACKNOWLEDGED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE


PUBLIC LIQUIDATION SYSTEMS, INC.

By: /s/ Don Haidl
    -------------

Title: Chairman
      ----------


ASSET LIQUIDATION GROUP, INC.

By: /s/ Don Haidl
    -------------

Title: Chairman
      ----------

/s/ Don Haidl
-------------
Don Haidl

/s/ Corey P. Schlossman
-----------------------
Corey P. Schlossmann